UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2015

ACUCELA INC.
(Exact name of registrant as specified in its charter)

Washington	000-5513	02-0592619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 Second Avenue, Suite 4200
Seattle, Washington 98101
(Address of principal executive offices, including zip code)
(206) 805-8300
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 1, 2015, at a special shareholder meeting, shareholders of Acucela Inc. (the "Company") approved a shareholder proposal to remove the following directors from the Company's board of directors: Peter A. Kresel, Glen Y. Sato, Michael T. Schutzler and Brian T. O'Callaghan. Additionally, on May 3, 2015, Brian O’Callaghan resigned his position as President and Chief Executive Officer of the Company, effective immediately.

(c) (1) The Company’s board of directors appointed, effective May 1, 2015, Dr. Ryo Kubota, age 47, as the Company’s new President and Chief Executive Officer.

Dr. Kubota is the Company’s founder and previously served as the Company’s President until September 8, 2014, Chief Executive Officer from June 2002 until December 2014 and has served as a member of the Company’s board of directors since 2002 and as its Chairman since April 2005. Dr. Kubota also served as the Company’s Treasurer from June 2002 to August 2006, and as the Company’s Secretary from June 2002 to September 2002, November 2002 to August 2006, and March 2007 to July 2011. Prior to founding the Company, Dr. Kubota worked in the ophthalmology field, including serving as an instructor at Keio University and as an Acting Assistant Professor at the University of Washington School of Medicine. Dr. Kubota holds an M.D. and a Ph.D. in medicine from Keio University. Dr. Kubota has been board certified in ophthalmology by the Japanese Ophthalmological Association since 1996 and is a member of the American Academy of Ophthalmology, the Association for Research in Vision and Ophthalmology, and the Japanese Ophthalmology Society. Since 2008, Dr. Kubota has been a director of the Japan-America Society of the State of Washington.

Dr. Kubota has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Dr. Kubota has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Dr. Kubota was not appointed as the Company’s President and Chief Executive Officer pursuant to any arrangement or understanding with any other person.

Dr. Kubota is subject to an amended employment agreement with the Company, which provides he shall receive an annual base salary of $515,500 and that if his employment is terminated for other than "Cause" or "Good Reason" (each as defined in his employment agreement), he will be entitled to receive, subject to the execution of a release, a lump sum cash amount equal to 300% of his annual base salary; a lump sum amount equal to 150% of his annual base salary as a bonus plus the prorated amount of the targeted bonus for the fiscal year in which termination occurred, up to 18 months of the premiums for Dr. Kubota and his family to obtain health benefit coverage provided under our then-available COBRA program, if any, and an additional 18 months of vesting for any outstanding options. In the event of a “Change of Control” (as defined in his employment agreement), half of Dr. Kubota’s outstanding unvested options and all of his restricted stock will vest immediately and if Dr. Kubota’s employment is terminated without Cause or for Good Reason in connection with or within 18 months following a Change of Control, all of his outstanding unvested options and all of his restricted stock will vest immediately. In addition, if Dr. Kubota’s employment is terminated by Dr. Kubota for any reason during the 30-day period following the six-month period after a Change of Control, his termination will be deemed to be for Good Reason and he will be eligible to receive the post-termination benefits outlined above. The Company also obligated to pay Dr. Kubota any excise taxes imposed in connection with any payments we make to him under the agreement. Dr. Kubota is also subject to a non-competition agreement whereby, for a period of 12 months after his employment is terminated, he may not compete with the Company.

The preceding summary of the terms of Dr. Kubota’s employment agreement with the Company is qualified by reference to the terms of Dr. Kubota's original employment agreement, as amended, a copy of which was included as exhibit 10.08 to the Company’s Form S-1 (File No 333-192900), which was filed with the Securities and Exchange Commission (the "SEC") on December 17, 2013, and the seventh amendment to such employment agreement filed with the SEC on a Form 8-K on September 19, 2014, both of which are incorporated by reference herein.

(2) On May 1, 2015, the board of directors of the Company appointed John E. Gebhart, age 60, as the Company’s Chief Financial Officer.

Prior joining the Company, Mr. Gebhart was Chief Financial Officer for Qliance Medical Management Inc., a leader in direct primary care services, from 2012 to 2015, he where he led that company’s financial and operations functions during a period of significant growth. From 2004 through 2012 he operated an independent consultancy providing project management and interim executive services to a variety of health services and technology companies including Remote Medical International, Ventripoint, PhysioSonics, Carena, Clarity Health, Nexcura, and DS-IQ.  Mr. Gebhart has worked in emerging health and technology companies for more than 30 years in the roles of CFO, COO, and CEO.  He began his career as a CPA with Ernst & Young and received his MBA from Pepperdine University in Malibu, CA.

Mr. Gebhart has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Gebhart has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Gebhart was not appointed as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with any other person.

In connection with his appointment as the Company’s Chief Financial Officer, the Company’s board of directors awarded Mr. Gebhart 358,692 restricted stock units, which is equal to 1% of the currently outstanding shares of the Company’s common stock (the “Common Stock”) on a fully-diluted basis pursuant to the terms of the Company’s 2014 Equity Incentive Plan, as amended (the “2014 Plan”). The restricted stock units awarded to Mr. Gebhart will vest 25% one year after the grant date and 75% on a monthly basis over the following three years, with the restricted stock units fully vested four years from the grant date, subject to full accelerated vesting upon the occurrence of both a Change in Control of the Company (as defined in his employment agreement discussed below) and termination of Mr. Gebhart’s employment with the Company within 12 months of the such Change in Control, either by the Company without Cause or by Mr. Gebhart for Good Reason (both as defined in Mr. Gebhart’s employment agreement).

Mr. Gebhart has executed an employment agreement with the Company, which provides he shall receive an annual base salary of $317,000, a one-time signing bonus of $50,000 payable at the time of his first regularly scheduled paycheck and an annual incentive bonus of up to 35% of Mr. Gebhart’s then current base salary based on Company performance against objective metrics to be determined annually by the Company’s Chief Executive Officer and/or the Compensation Committee of the Company’s board of directors. If Mr. Gebhart’s employment is terminated for other than "Cause" or for "Good Reason" (each as defined in his employment agreement), he will be entitled to receive, subject to the execution of a release, continuing payments of severance pay at a rate equal to his annual base salary as in effect at the time of termination for a period of nine months from the date of such termination, plus up to nine months of the same level of health coverage and benefits as in effect on the day immediately preceding Mr. Gebhart’s termination date, and any unvested portion of options held by Mr. Gebhart shall immediately vest and become exercisable as to that number of shares that would have vested had Mr. Gebhart remained a full-time employee with the Company through the nine month period following the termination date.
Mr. Gebhart is also subject to a non-competition agreement whereby, for a period of 12 months after his employment is terminated, he may not compete with the Company.

The preceding summary of the terms of the employment agreement for John Gebhart is qualified by reference to the terms of his actual employment agreement, a copy of which has been attached as Exhibit 10.01 to the this Current Report on Form 8-K and is incorporated by reference herein.

(3) On May 1, 2015, the board of directors of the Company appointed Steven C. Tarr, age 61, as the Company’s Chief Operating Officer.

Mr. Tarr has extensive experience providing senior executive leadership to a wide range of industries including global telecommunications, health care and education ranging from Fortune 500 corporations to startups.  Mr. Tarr has deep expertise in scaling a growing business as well as in revitalizing large companies and is a member of the National Association of Corporate Directors.  Mr. Tarr most recently served as Executive Vice President and Chief Information Officer at Emeritus Senior Living Inc. (acquired by Brookdale Senior Living Inc. in July 2014) from 2013 to 2014, where he directed industry-leading technology initiatives. Prior to Emeritus, Mr. Tarr was the principal at Steve Tarr Consulting since 2005, where he worked directly with chief executive officers to define innovative technology-based and customer-focused business strategies. Mr. Tarr led transformation initiatives at a number of health care organizations including Santa Clara Valley Health System, Scottsdale Lincoln Health Network, and University of Washington Medicine. Mr. Tarr was also Chief Information Officer at Northwest Hospital and Medical Center from 2007 to 2009. Dr. Tarr holds a Ph.D. in Systems Science from Portland State University, focused on the systems dynamics of integrating new technology into an organization, an M.S. in Computer Science from Washington State University and a B.S. in General Biology from Washington State University.

Mr. Tarr has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Tarr has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Tarr was not appointed as the Company’s Chief Operating Officer pursuant to any arrangement or understanding with any other person.

In connection with his appointment as the Company’s Chief Operating Officer, the Company’s board of directors awarded Mr. Tarr 358,692 restricted shares of Common Stock (the “Restricted Stock”), which is equal to 1% of the currently outstanding shares of Common Stock on a fully-diluted basis pursuant to the terms of the 2014 Plan. The Company has the ability to repurchase 75% of the Restricted Stock awarded to Mr. Tarr if his employment is terminated within one year after the grant date, and the remaining shares of Restricted Stock thereafter on a decreasing percentage on a monthly pro rata basis over the following three years, with the repurchase capability terminating four years from the award grant date, subject to full accelerated ownership upon the occurrence of both a Change in Control of the Company (as defined in his employment agreement discussed below) and termination of Mr. Tarr’s employment with the Company within 12 months of such Change in Control, either by the Company without Cause or by Mr. Tarr for Good Reason (both as defined in Mr. Tarr’s employment agreement).

Mr. Tarr has executed an employment agreement with the Company, which provides he shall receive an annual base salary of $350,000, a one-time signing bonus of $50,000 payable at the time of his first regularly scheduled paycheck and an annual incentive bonus of up to 40% of Mr. Tarr’s then current base salary based on Company performance against objective metrics to be determined annually by the Company’s Chief Executive Officer and/or the Compensation Committee of the Company’s board of directors. If Mr. Tarr’s employment is terminated for other than "Cause" or "Good Reason" (each as defined in his employment agreement), he will be entitled to receive, subject to the execution of a release, continuing payments of severance pay at a rate equal to his annual base salary as in effect at the time of termination for a period of nine months from the date of such termination, plus up to nine months of the same level of health coverage and benefits as in effect on the day immediately preceding Mr. Tarr’s termination date, and any unvested portion of options held by Mr. Tarr shall immediately vest and become exercisable as to that number of shares that would have vested had Mr. Tarr remained a full-time employee with the Company through the nine month period following the termination date.
Mr. Tarr is also subject to a non-competition agreement whereby, for a period of 12 months after his employment is terminated, he may not compete with the Company.
The preceding summary of the terms of the employment agreement for Mr. Tarr is qualified by reference to the terms of his actual employment agreement, a copy of which has been attached as Exhibit 10.02 to the this Current Report on Form 8-K and is incorporated by reference herein.
(4) On May 1, 2015, the board of directors of the Company appointed Edward H. Danse, age 62, as the Company’s Chief Business Officer.

Prior to his appointment as the company’s Chief Business Officer, Mr. Danse served as President of Replenish, Inc., the developer of a novel MicroPump for retinal drug delivery, where he was responsible for leading a restructuring, recapitalization and technology transfer to that company’s global partner. From 2005 to 2014, Mr. Danse served as President and CEO of Neurotech Pharmaceuticals, Inc. In 2006, he transitioned Neurotech from a Paris to a Delaware-based corporate domicile, and restructured and recapitalized the company. Subsequently, he was instrumental in the development of two transformational products that address neovascular age-related macular degeneration and glaucoma. Mr. Danse has development and commercial experience which spans over 30 years in ophthalmology. Previously he was President and CEO of ISTA Pharmaceuticals Inc. and was responsible for taking that company public (NASDAQ) in 2000. Mr. Danse has also held various senior positions at Allergan where he was responsible for establishing a high-growth, profitable business operation in Japan, China and the rest of Asia, including the consummation of several successful corporate acquisitions. His early career was spent in business development roles at Coopervision, Bausch & Lomb and Schering-Plough. Mr. Danse holds an M.B.A. in international management from Thunderbird School of Global Management in Glendale, AZ.

Mr. Danse has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Danse has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Danse was not appointed as the Company’s Chief Business Officer pursuant to any arrangement or understanding with any other person.

In connection with his appointment as the Company’s Chief Business Officer, the Company’s board of directors awarded Mr. Danse stock options (“Stock Options”) to acquire 118,369 shares of Common Stock, which is equal to 0.67% of the currently outstanding shares of Common Stock on a fully diluted basis, pursuant to the terms of the 2014 Plan and 240,323 shares of

Restricted Stock, which is equal to 0.33% of the currently outstanding shares of Common Stock on a fully diluted basis. The exercise price of the Stock Options awarded to Mr. Danse shall be equal to the price of the Common Stock at the close of trading on the Tokyo Stock Exchange on the first trading day after the grant date. The Stock Options awarded to Mr. Danse will vest 25% one year after the Stock Option grant date and the remaining 75% on a monthly basis over the following three years, with the Stock Options fully vested four years from the Stock Option grant date, subject to full accelerated vesting upon the occurrence of both a Change in Control of the Company (as defined in his employment agreement discussed below) and termination of Mr. Danse’s employment with the Company within 12 months of the Change in Control, either by the Company without Cause or by Mr. Danse for Good Reason (both as to be defined in Mr. Danse’s employment agreement). The Company has the ability to repurchase 75% of the Restricted Stock awarded to Mr. Danse if his employment is terminated within one year after the grant date, and a decreasing percentage on a monthly pro rata basis over the following three years, with the repurchase capability terminating four years from the award grant date, subject to full accelerated ownership upon the occurrence of both a Corporate Transaction (as defined in the 2014 Plan) and termination of Mr. Danse’s employment with the Company within 12 months of the Corporate Transaction by the Company without Cause or by Mr. Danse for Good Reason (both as defined in Mr. Danse’s employment agreement).

Mr. Danse has executed an employment agreement with the Company, which provides he shall receive an annual base salary of $325,000, a one-time signing bonus of $50,000 payable at the time of his first regularly scheduled paycheck and an annual incentive bonus of up to 65% of Mr. Danse’s then current base salary based on Company performance against objective metrics to be determined annually by the Company’s Chief Executive Officer and/or the Compensation Committee of the Company’s board of directors. Mr. Danse is also entitled to receive relocation benefits of up to $7,000 as well as reimbursements of up to $2,500 per month for certain relocation costs incurred during the first six months of his employment. If Mr. Danse’s employment is terminated for other than "Cause" or "Good Reason" (each as defined in his employment agreement), he will be entitled to receive, subject to the execution of a release, continuing payments of severance pay at a rate equal to his annual base salary as in effect at the time of termination for a period of nine months from the date of such termination, plus up to nine months of the same level of health coverage and benefits as in effect on the day immediately preceding Mr. Danse’s termination date, and any unvested portion of options held by Mr. Danse shall immediately vest and become exercisable as to that number of shares that would have vested had Mr. Danse remained a full-time employee with the Company through the nine month period following the termination date.
Mr. Danse is also subject to a non-competition agreement whereby, for a period of 12 months after his employment is terminated, he may not compete with the Company.

The preceding summary of the terms of the employment agreement for Mr. Danse is qualified by reference to the terms of his actual employment agreement, a copy of which has been attached as Exhibit 10.03 to the this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.
At a Special Meeting of the Company's Shareholders held on May 1, 2015 (the "Special Meeting"), a total of 21,951,336 shares of Common Stock, representing approximately 61.3% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Special Meeting. The final results for each of the matters submitted to a vote of shareholders at the Special Meeting are as follows:
Proposal 1: The removal of: Peter A. Kresel, Glen Y. Sato, Michael T. Schutzler, and Brian O'Callaghan from the Company's board of directors was approved by the Company's shareholders and the voting results are set forth below:

For	Against	Abstain
20,927,136	42,300	981,900
Proposal 2: Each of: Yoshitaka Kitao, Shiro Mita, Eisaku Nakamura and Robert Takeuchi were elected to the Company’s board of directors and the voting results are set forth below:

Director	For	Withheld	Abstentions and Broker Non-Votes
Yoshitaka Kitao	21,432,336	92,500	425,000
Shiro Mita	21,415,836	90,400	443,600
Eisaku Nakamura	21,407,236	96,700	445,900
Robert Takeuchi	21,398,636	100,600	450,600

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Executive Employment Agreement between John Gebhart and Acucela Inc.
10.2	Executive Employment Agreement between Steven Tarr and Acucela Inc.
10.3	Executive Employment Agreement between Ted Danse and Acucela Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUCELA INC.

	By:	/s/ John E. Gebhart
John E. Gebhart
Date: May 7, 2015		Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Employment Agreement between John Gebhart and Acucela Inc.
10.2	Executive Employment Agreement between Steven Tarr and Acucela Inc.
10.3	Executive Employment Agreement between Ted Danse and Acucela Inc.